SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[ X ]   Preliminary Information Statement

[   ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

[   ]   Definitive Information Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               Global Media Corp.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [ X ] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------

     (5) Total fee paid:

     --------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------

     (3) Filing Party:

     -------------------------

     (4) Date Filed:

     -------------------------

                               GLOBAL MEDIA CORP.

                              INFORMATION STATEMENT

         For the Consent to Action in Lieu of a Meeting of Shareholders
                     To be Effective, Friday, June 30, 1999

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed information is being furnished by the Board of Directors of Global Media Corp. ("Corporation") in connection with (i) shareholder approval of an amendment to the Corporation's Articles of Incorporation (the "Amendment") described below, and (ii) solely for the purposes of satisfying the "Shareholder Approval" requirements of Rule 4310(25)(H) of the Nasdaq Stock Market (the "Nasdaq 20% Rule"), shareholder approval of a transaction (the "RGC International Investors Transaction") involving the potential issuance by the Corporation of common stock, par value $0.001, of the Corporation (the "Common Stock") equal to 20 percent or more of the Common Stock outstanding before such issuance. Pursuant to the Amendment, (i) Article Six will be amended to authorize 100,000,000 shares of Preferred Stock, which may be issued in such series and such amounts, and subject to such rights and preferences, as the Board of Directors shall approve, and (ii) Article Four will be amended to eliminate under the Articles of Incorporation a limitation on the number of directors of the Corporation and a limitation on the number of shareholders of the Corporation.

A Consent in Lieu of a Meeting of Shareholders of the Corporation (the "Consent to Action") adopting and approving the Amendment and approving the RGC International Investors Transaction for purposes of satisfying the Nasdaq 20% Rule has been executed by the holders of a majority of the outstanding shares of Common Stock of the Company. The Consent to Action was taken pursuant to Section
78.315 of the Nevada General Corporation Law, which permits any action that may be taken at a meeting of the shareholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.

All necessary corporate approvals in connection with the matters referred to herein have been obtained. This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities and Exchange Act of 1934 ("Exchange Act")and the rules thereunder solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the Consent to Action and the approval of the matters thereunder will be effective 20 calendar days following the mailing of this Information Statement.

We are not asking you for a proxy and you are requested not to send us a proxy. The term "Corporation," as used herein, includes the Corporation and the Corporation's subsidiaries as the context indicates. This Information Statement is being mailed to shareholders on or about June 7, 1999.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The record date for purposes of the Consent to Action is May 5, 1999. However, no persons other than certain officers and directors of the Corporation will execute the Consent to Action. On May 5, 1999 there were 20,544,431 shares of common stock of the Corporation outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote per share on any matter submitted to a vote of the Shareholders.



SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the persons known to the Corporation as beneficially owning more than five percent (5%) of the outstanding shares of the Corporation, the directors and officers and number of shares of the Company's Common Stock beneficially owned as of May 25, 1999, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

Title of Class    Name and Address        Amount and Nature         % of
                  of Beneficial Owner     of Beneficial Owner       Class (1)
-------------------------------------------------------------------------------

Common Stock      Michael Metcalfe             14,600,000    (2)          66.0%
                  3524 Dowsley Court
                  North Vancouver
                  Canada V7H 6X3

Common Stock      Robert Fuller                 2,068,000    (3)           9.3%
                  3218 Shearwater Drive
                  Nanaimo, BC V9T 5W9

Common Stock      Winston V. Barta                300,000    (4)           1.4%
                  2001-1277 Nelson St.
                  Vancouver, BC V6E 4M8

Common Stock      Jack MacDonald                   50,000                  0.2%
                  1904-1111 Beach Ave.
                  Vancouver, B.C. V6E 1T9

Common Stock      Barr Potter                     125,000    (5)           0.6%
                  2029 Century Park East
                  Suite 2500
                  Los Angeles, CA 90067

Common Stock      L. James Porter                 200,000    (6)           0.9%
                  604-1790 Bayshore Drive
                  Vancouver, B.C. V6G 3G5

Common Stock      Monte Walls-Burris              300,000    (7)           1.4%
                  901-1288 Marinaside Crescent
                  Vancouver, B.C. V6Z 2W5

Common Stock      All Officers and             17,643,000    (1)          79.8%
                  Directors as a Group
                  (7 persons)

(1) Assuming the exercise of all of the options to acquire a total of 1,575,000 shares held by Management.

(2) This amount includes shares that may be acquired by the exercise of options to acquire 500,000 shares of common stock pursuant to the Corporation's stock option plans.

(3) This amount includes shares that may be acquired by the exercise of options to acquire 500,000 shares of common stock pursuant to the Corporation's stock option plans.

(4) This amount includes shares that may be acquired by the exercise of options to acquire 250,000 shares of common stock pursuant to the Corporation's stock option plans.

(5) This amount includes shares that may be acquired by the exercise of options to acquire 125,000 shares of common stock pursuant to the Corporation's stock option plans.

(6) This amount includes shares that may be acquired by the exercise of options to acquire 200,000 shares of common stock pursuant to the Corporation's stock option plans.

(7) This amount includes shares that may be acquired by the exercise of options to acquire 250,000 shares of common stock pursuant to the Corporation's stock option plans.


CONSENT TO ACTION ITEM I: AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK

The Board of Directors has approved an amendment to Article Six of the Articles of Incorporation to establish a class of 100,000,000 shares of Preferred Stock, which may be issued in such series and such amounts, and subject to such rights and preferences, as the Board of Directors shall approve from time to time, and recommended the adoption and approval of said amendment by the shareholders of the Corporation. The amendment to Article Six of the Articles of Incorporation was adopted pursuant to the Consent to Action. Article Six, as so amended, will provide as follows:


                                   ARTICLE SIX

     The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares of Common Stock at $0.001 par value and 100,000,000 shares of Preferred Stock at $0.001 par value. The common stock shall carry full voting power and the common stock shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights, or things, and the judgement of the Board of Directors as to the value thereof shall be conclusive. The Preferred Stock may be issued in different series, the rights and preferences thereof shall be determined by the Board of Directors.

As indicated above, the Preferred Stock will be issuable from time to time in such series and in such amounts, and subject to such rights and preferences, as the Board of Directors shall determine prior to issuance without further action or approval by the shareholders ("Blank Check Preferred"). These rights and preferences can be superior to those of Common Stock and include but are not limited to dividend preferences, special voting rights, rights to convert into Common Stock, redemption rights, and priority over Common Stock on distributions of assets in the event of liquidation or dissolution of the Corporation.

A series of Preferred Stock may also be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Corporation. If used for such an anti-takeover purpose, such series of Preferred Stock could be privately placed with persons affiliated with the Corporation or its management with an agreement or understanding as to the manner in which the shares of such series of Preferred Stock would be voted. Management does not contemplate the declaration of an anti-takeover series of Preferred Stock. Moreover, upon the issuance of the Series A Preferred Stock described below, the Corporation could not create such a series of Preferred Stock without the approval by the holders of at least a majority of the Series A Preferred Stock.

The issuance of series of Preferred Stock from time to time would likely affect the holders of Common Stock by taking priority as to distributions by the Corporation of dividends or of assets upon the liquidation or dissolution of the Corporation remaining after the payment of creditors. In addition, special voting rights and rights to convert Preferred Stock into Common Stock would reduce the voting power of holders of the Common Stock.

The Board of Directors adopted the amendment to Article Six in connection with the RGC International Investors Transaction described below. In connection with that transaction, the Corporation issued and sold to an investor in a private transaction convertible debentures in the aggregate original principal amount of $8,500,000 (the "Convertible Debentures"). However, in accordance with the terms of the Convertible Debentures, under certain circumstances they may be converted at the option of the Corporation into shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") having the rights and preferences described below. See "Contemplated Issuance of Series A Preferred Stock." The Board of Directors has, by resolution, adopted a Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock ("Certificate of Designations"), subject to shareholder approval of the amendment to Article Six described above authorizing the Blank Check Preferred and the filing of said amendment with the Secretary of State of the State of Nevada (the "Secretary of State").

In adopting the amendment to Article Six and recommending its adoption and approval to the shareholders of the Corporation, the Board of Directors determined, among other things, that it was in the best interests of the
Corporation and its shareholders to enable the Corporation to effect the conversion of the Convertible Debentures into shares of Series A Preferred Stock. While the Convertible Debentures must be reflected on the Corporation's balance sheet as debt, the Corporation believes that the Series A Preferred Stock, once issued on conversion of the Convertible Debentures, will be reflected on the Corporation's balance sheet as equity. Consequently, the Board of Directors believes that the conversion of the Convertible Debentures to shares of Series A Preferred Stock will improve the financial position of the Corporation. Once the shareholders' adoption and approval of the amendment to Article Six is effective, it will provide the Corporation the general authorization of Preferred Stock that is necessary for the Certificate of Designations to become effective and thereby enable the Corporation to effect the conversion of the Convertible Debentures to Series A Preferred Stock. authorizing the believes that approval of the class of preferred stock and the below described Series A Preferred Stock is in the best interest of the Corporation and its shareholders and recommends approval of the Amendment to the Articles of Incorporation. In addition, the Board of Directors believes that it is in the best interests of the Corporation and its shareholders to have the ability to create additional series of Preferred Stock with rights and preferences specifically designed for other transactions in the future.

CONTEMPLATED ISSUANCE OF SERIES A PREFERRED STOCK

As discussed above, in connection with the RGC International Investors Transaction, the Board approved the Certificate of Designation relating to the Series A Preferred Stock, subject to adoption and approval of the amendment to

Article Six authorizing the Blank Check Preferred and the filing of that amendment with the Secretary of State. The actual number of shares designated as Series A Preferred Stock will be determined at the time of the conversion of the Convertible Debentures based on the outstanding principal amount and other amounts outstanding at the time of Conversion. Following the effectiveness of the Consent to Action, the filing of the Amendment with the Secretary of State, the Corporation intends to file the Certificate of Designations with the Secretary of State and effect the conversion of the Convertible Debentures into shares of Series A Preferred Stock.

The following is a summary of the rights and preferences of the Series A Preferred Stock. This summary is qualified in its entirety by the complete terms and conditions of the Certificate of Designation.

DIVIDENDS: The Series A Preferred Stock does not bear any preferential dividends. However, so long as Series A Preferred Stock is outstanding, no dividends may be declared on the Common Stock or any other subsequently designated and issued junior securities without the prior consent of the holders of a majority of the outstanding shares Series A Preferred Stock.

LIQUIDATION PREFERENCE: In the event of the Corporation's bankruptcy, insolvency, appointment of a receiver or similar event resulting in the liquidation, dissolution or winding up of the Corporation and there are assets and funds available for distribution to the holders of the Corporation's capital stock, the holders of the outstanding shares of Series A Preferred Stock will receive an amount equal to the stated value per share of said Series A Preferred Stock plus five percent per annum from May 6, 1999 (the "Liquidation Preference") prior to the any distribution to Common Stock. At the option of the holders of the Series A Preferred Stock, certain fundamental corporate changes (such as mergers, consolidations and the sale of shares representing 50% or more of the voting power of the Corporation) may be treated as a liquidating event, enabling the holders to receive an amount equal to 118% of the Liquidation Preference.

MANDATORY REDEMPTION: In the event of a Mandatory Redemption Event (as defined in the Certificate of Designation), the Corporation must redeem outstanding Series A Preferred Stock upon the demand of the holders of at least fifty percent (50%) of the Series A Preferred Stock, or automatically, in the case of certain Mandatory Redemption Events. Mandatory Redemption Events include: the failure to timely issue Common Stock upon conversion of the Series A Preferred Stock; failure to obtain effectiveness of a registration statement for the purpose of enabling the holders of the Series A Preferred Stock to publicly resell the shares of Common Stock acquired on conversion; the bankruptcy, insolvency or similar event of the Corporation; and failure to maintain the listing of the common stock on the Over-the-Counter Bulletin Board or, after becoming listed on the Nasdaq Stock Market or certain other designated securities markets, the failure to maintain such listing.

The redemption would be at an amount equal to the greater of (i) one hundred and twenty percent (120%) of the stated value (as defined in the Certificate of Designations) of the shares being redeemed plus five percent (5%) per annum thereon from May 6, 1999 through the redemption payment date, together with certain other payments due under the Certificate of Designation or related agreements with respect to certain covenant defaults, and (ii) the "Parity Value" of the shares to be redeemed (the "Mandatory Redemption Amount"). The Parity Value is an amount equal to the maximum number of shares of Common Stock issuable to the holder of the Series A Preferred Stock times the highest closing price for the Common Stock during the period between the date of the Mandatory Redemption Event and the effective date of the redemption.

TRADING MARKET REDEMPTION: In the event the Series A Preferred Stock is not convertible as a result of limitations imposed on the Corporation by any stock exchange or the Nasdaq Stock Market requiring shareholder approval, and the Corporation has not obtained such shareholder approval, then the Corporation must immediately redeem number of shares not convertible as a result of such limitation at the Mandatory Redemption Amount.

CONVERSION RIGHTS: The Series A Preferred Stock may be converted into Common Stock of the Corporation at the option of the holder thereof in whole or in part. The conversion amount is determined by dividing (i) the sum of the Stated Value of the Series A Preferred Stock being converted plus a Premium Amount (equal to the Stated Value, multiplied by .05, multipled by N/365 where N is equal to the number of days elapsed since May 6, 1999 through and including the Conversion Date) by (ii) the Conversion Price (described below) in effect on the Conversion Date. However, in no event may a holder exercise the conversion rights in excess of an amount that will result in the holder's beneficial ownership of Common Stock being greater than 4.9% of the outstanding common stock. The Conversion Price is the lesser of the Fixed Conversion Price or the Variable Conversion Price. The Variable Conversion Price is equal to 100% of the lowest average Closing Bid Prices for the Common Stock for any seven consecutive trading days during the thirty-five trading days prior to the date of conversion (the "Market Price"). However, if the Common Stock is not listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market prior to November 6, 1999, then (i) the Fixed Conversion Price will be the lesser of $8.125 and 110% of the average of Closing Bid Prices for the Common Stock for the ten consecutive trading days ended November 6, 1999 and (ii) the applicable percentage of the Market Price for purposes of determining the Variable Conversion Price from time to time will be 80%. The Conversion Price is also subject to adjustment as a result of stock splits, stock dividends, merger, consolidation or exchange of shares or periods during which the Registration Statement is not effective.

INVESTMENT OPTIONS: On any Conversion Date, for each share of Common Stock issuable to the holder converting shares of Series A Preferred Stock, such holder has the option to acquire one additional share of Common Stock by paying to the Corporation an amount per share equal to the Conversion Price.


AUTOMATIC CONVERSION: Subject to the terms and conditions of set forth in the Certificate of Designations, each share of Series A Preferred Stock outstanding on May 6, 2002 shall be converted into Common Stock at the then applicable Conversion Price.

VOTING RIGHTS: The Series A Preferred Stock does not have voting rights except as required by Nevada law or the Certificate of Designations. The holders of the Series A Preferred Stock are entitled to receive the same notice as holders of Common Stock of any shareholders meeting or corporate action. In the event a vote of the holders of the Series A Preferred as a class is required, each share of Series A Preferred Stock shall be entitled to one vote and a majority of the shares shall constitute approval of the class.

PROTECTIVE RIGHTS: So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not take the following actions without the prior approval of at least a majority of the then outstanding shares of the Series A Preferred Stock:


     a. alter or change the rights, preferences or privileges of the Series A Preferred Stock or any capital stock of the Corporation so as to adversely affect the Series A Preferred Stock; 8

     b. create or issue any new class or series or capital stock having a preference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation;

     c. create or issue any new class or series or capital stock ranking the same as the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation;

     d. increase the authorized number or par value of shares of Series A Preferred Stock;

     e. do any act not authorized or contemplated by the Certificate of Designation which would result in taxation of the holders of the Series A Preferred Stock.

CONSENT TO ACTION ITEM II: AMENDMENT TO THE ARTICLES OF INCORPORATION TO AMEND ARTICLE FOUR

The Board of Directors has approved an amendment to Article Four of the Articles of Incorporation to eliminate a limitation under said article on the number of directors and the number of shareholders of the Corporation. While the current limitations set forth in Article Four can, under the terms of said article, be increased or decreased by amendment to the Corporation's By-Laws, the Board of Directors determined that the limitations in the Articles of Incorporation served no useful purpose and believes it is in the best interests of the Corporation and its shareholders to eliminate such limitations. The amendment to Article Six of the Articles of Incorporation was adopted pursuant to the Consent to Action. Article Six, as so amended, will provide as follows:

                                  ARTICLE FOUR

     The members of the governing board shall be styled Directors. The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

CONSENT TO ACTION ITEM III: APPROVAL OF THE POTENTIAL ISSUANCE OF IN EXCESS OF TWENTY PERCENT OF THE OUTSTANDING COMMON STOCK


Pursuant to a Securities Purchase Agreement dated as of May 6, 1999, the Corporation issued and sold to RGC International Investors, LDC Convertible Debentures in the original principal amount of $8,500,000 and stock purchase warrants (the "Warrants") to acquire 680,000 shares of Common Stock at a price per share of $8.4375 (the "RGC International Investors Transaction"). The Convertible Debentures have substantially the same terms as the Series A Preferred Stock described above, and in particular are convertible at the option of the holders thereof into shares of Common Stock on substantially the same terms as the Series A Preferred Stock. As described above, the Convertible Debentures are convertible at the option of the Corporation into shares of Series A Preferred Stock (subject to shareholder approval of the Amendment and the filing thereof with the Secretary of State, the filing of the Certificate of Designation with the Secretary of State and certain other conditions). Simultaneously with the execution of the Securities Purchase Agreement and the issuance of the Convertible Debentures and Warrants, the Corporation executed a Registration Rights Agreement requiring the Corporation to file with the Securities and Exchange Commission a registration statement covering all of the Common Stock issuable upon conversion of the Convertible Debentures or the Series A Preferred Stock, as applicable, as well upon exercise of the related investment options, and issuable upon exercise of the Warrants.

Notwithstanding certain limitations in the Convertible Debentures and the Certificate of Designations on the number of shares into which the Convertible Debentures or the Series A Preferred Stock could be converted at any one time, the aggregate number of shares of Common Stock issuable in connection with the RGC International Investors Transaction is potentially more than 19.99% of the number of shares of Common Stock outstanding. Consequently, for the reasons described below, the Board of Directors determined to submit to the shareholders of the Corporation for their approval the potential issuance of Common Stock in excess of 19.99% of the outstanding Common Stock pursuant to the conversion Convertible Debentures or shares of Series A Preferred Stock and the exercise of the Warrants (the "Potential 20% Common Stock Issuance").

The Board of Directors  recommended  shareholder  approval of the  Potential 20%
Common Stock Issuance for several reasons. First, in contemplation of the Corporation's application for listing of the Common Stock on the Nasdaq Stock Market, such approval is expected to satisfy Nasdaq Stock Market Rule 4310(25)(H)(the "Nasdaq 20% Rule"), which obligates a company with securities listed on the Nasdaq Stock Market to obtain shareholder approval prior to the issuance in a private transaction of common stock (or securities convertible into or exercisable for common stock) equal to twenty percent of the company's outstanding shares of Common Stock. Second, the Corporation agreed under the Securities Purchase Agreement to use its best efforts to secure such approval. Finally, obtaining shareholder approval of the Potential 20% Common Stock
Issuance will enable the Corporation to avoid having to redeem any of the Convertible Debentures or the Series A Preferred Stock as a result of the Trading Market Redemption provisions described above.

While the Corporation is not presently subject to the Nasdaq Stock Market corporate governance requirements, the Board of Directors believes that voluntary compliance with the requirements will be advantageous to the Corporation's application to list its Common Stock on the Nasdaq Stock Market.

NUMBER OF SHARES REQUIRED FOR APPROVAL OF THE CONSENT TO ACTION

The  Consent to Action has been  executed by the holder or holders of a majority
of  the  shares  entitled  to  vote  (14,500,00   shares  of  20,544,431  shares
outstanding as of May 5, 1999).


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDING JANUARY 31, 1999

The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. All statements, trends, analyses and other information contained in this report relative to trends in net sales, gross margin, anticipated expense levels, liquidity and capital resources, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "plan," "estimate," "expect," "seek" and "intend," and other similar expressions, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those anticipated or expressed in such statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers, however, should carefully review the factors set forth in other reports or documents that the Company files from time to time with the Securities and Exchange Commission (the "SEC").

Results of Operations

Operating losses of $ 370,511 (1998-$239,125), were incurred during the first six months of the year. This was a result of fundamental changes in the company's business and corresponding decreasing revenues. The Company, Global Media Corp. is in the process of developing web sites and associated licensing programs to sell music CDs, video cassettes, DVDs, books, magazine subscriptions and other entertainment products via a series of Internet web sites. The Company also plans to be a major participant in the newest method of music and video distribution via direct Internet download and is developing a web site to showcase this technology and allow independent artists to feature their work on the site.

As the Company has moved into a development cycle, it does not expect further revenues pending the launch of its web sites. Consequently, revenues decreased to $21,271 (1998 - $139,454) during the first half of the year, ending January 31, 1999.

General and Administrative expenses for the first six month period ending January 31, 1999 were $389,717, (1998 - $198,937). The increase in expenses reflects ongoing development of the company's web sites. More advertising for the preparation of the launch of the sites; greater amortization due to more capital assets; more professional fees in developing corporate licensing and other legal agreements; more office expenses; increased corporate travel; and hiring additional staff all lead to an increase in expenses.

Advertising expenses increased to $93,286 (1998 - $2,755) due to the news releases, Internet and other promotions used to inform the shareholders and general public, and expenses related to promotion of the web site licensing programs. Amortization increased to $ 35,277, (1998-$8,448), due to the increase in capital assets over the last year. Bank charges and interest increased to $ 11,610, (1998-$137), due to interest payment on the bridge financing. Professional fees increased to $62,655 (1998 - $19,053) mainly relating to corporate web site development agreements, generation of investor leads and costs associated with listing in Standard and Poor's Corporation Records.

Office expense of $89,602 (1998 - $76,606) increased primarily due to rent expense at the larger Nanaimo offices and other expenses associated with a growing company such as increased telephone and general office expenses. Office expense consisted mainly of accounting and legal fees $22,209 (1998 - $48,421); rent $32,351 (1998 - $18,343); telephone $15,757 (1998 - $4,180); and general office  expense  $10,176  (1998 - $2,497).

Travel expense of $33,967 (1998 - $8,935) consisted primarily of travel relating to development of strategic alliances, working with web site designers and developers and attending industry related conferences. Wages of $58,946 (1998- $36,408) increased due to hiring additional staff for our licensing and affiliate programs, our corporate web site development, and our e-commerce web site development.

Losses  from  discontinued   operations  decreased   significantly  to  $  2,065
(1998-$179,642) as a result of winding down the home satellite business.

Operating results for the most recent quarter ending January 31, 1999 consisted of a loss of $219,762 (1998-$162,221). The combination of minimal revenues $ 1,141 (1998-$49,454), with increased general and administrative expenses resulted in larger losses than in the same period last year.

General and administrative expenses increased in the second quarter to $ 225,887, (1998-$47,837). The prior period reflects the Company initiating and developing its call center whereas the most recent quarter reflects an increase in activity related to the ongoing development of the company's web sites. The following factors contributed to larger expenses in the current period. Greater emphasis on promotion of our company to attract quality licensee leads for the e-commerce site increased advertising to $ 52,317 (1998-$2,755). Depreciation of a larger capital base increased amortization costs to$22,230. Increased activity in developing corporate licensing and other legal agreements increased professional fees to $38,149 (1998-$6,495). Increases in corporate travel to industry related events and web developers increased the travel costs to $ 25,265 (1998-$2,753), while hiring additional staff increased wages to $30,492 (1998-$9,406).


Liquidity and Capital Resources

Since the year-end, the Company's cash position has improved considerably. Cash has increased by $595,380 (1998 - decrease of $96,883) primarily resulting from the Company obtaining a bridge loan of $500,000, (1998 - Nil) and stock options being exercised totaling $326,800, (1998 - $221,267 from the sale of common shares). This increase in cash was offset by cash used in operating activities of $ 84,197, (1998 - $182,841; and purchase of capital assets of $147,016 (1998
- $144,195).

Operating losses for the first six months were $370,511 (1998 - $239,125) offset by amortization of $50,508 (1998 - $11,563). These losses were the result of decreased revenues combined with increased general and administrative expenses as noted above.

Changes in non-cash operating capital

Over the last six months, cash used by operating activities decreased by $ 84,197, (1998 - $182,841). The Company had an operating loss of $370,511 (1998 -
$239,125) offset by amortization of $50,508 (1998 - $11,563) leaving cash used by operations of $ 320,003, (1998-$189,175). The loss from operations were offset by the following changes in non-cash working capital.

Increases in cash were caused by: the sale of inventory for $1,992 (1998 -$1,525); decrease in prepaid expenses of $4,466, (increase in 1998-$16,713), due to use of presentation folders for mailing corporate information and expensing  of prepaid  rent;  shareholder  advances  of $150,131  (repayment  of shareholder loan 1998 - $31,629); and advances from affiliated companies totaling $154,104 (1998 - $3,645).

Decreases in cash were caused by a reduction of accounts payable of $ 65,506 (increase in 1998 - $62,575); and a reduction of taxes payable of $ 9,381 (1998 -$2,067).


Investing activities

There was a decrease in cash of $147,016 (1998 - $144,195) caused by fixed asset purchases of computer equipment and software to be used in the entertainment websites.


Financing Activities

The increase in cash was mainly due to two financing activities. The Company secured bridge financing in the amount of $500,000, (1998- Nil) together with the sale of shares through the exercise of stock options for $ 326,800, (1998 - $ 221,267 through the sale of common shares).


General

During the quarter, the Company made significant strides toward execution of its business plan. The Company launched its licensing program and online licensing application center. Response to the program has been better than accepted. The Company has received applications from companies representing over 1000 media entities. The Company continues development its web site and associated licensing program. Toward its commitment to developing an excellent corporate culture, Global Media has continued to hire excellent people who share the Company's vision and hard working philosophy.

The Company also began development of its Indieaudio.com and Indielife.com web sites. These sites are positioned to be an online center for the independent music community. The interactive and compelling editorial and audio content is being designed to attract a wide cross-section of musicians and music fans. The primary value of the sites will be in driving traffic to the Global Media entertainment and sales site. The sites will also generate direct revenue through the sale of digital audio files as well as through advertising revenue.

The Company also continued development of its communications center which managed Global Media's investor relations over multiple mediums including phone, fax and e-mail. The communications center also managed the distribution of corporate information via the Internet, fax and physical packages. The communications center continues to allow Global Media to maintain and develop relationships with its shareholders, the investment community and the media. It is also being used to develop and manage relationships with the large number of companies and individuals expressing interest in Global Media's licensing and affiliate programs.

The Company continues to develop its corporate web site in order to showcase its business plan, management and partnerships with its shareholders, the investment community and the media. The corporate web site is also being used to provide information to businesses and individuals about the Global Media's licensing and affiliate programs.

During the quarter, Global Media also continued to improve its key strategic alliances including Muze Inc., Baker & Taylor and Liquid Audio. These alliances represent significant steps toward execution of the company's business plan. Muze Inc. is the leading independent source of digital information about music, books and movies, to include Muze's music and home video content and will be the database source for the web site. Baker & Taylor will manage all packaging, shipping and returns of CDs, videos and DVDs sold through Global Media's web site. Operating worldwide, Baker & Taylor distributes a wide range of products, including books, video, audio, software, and related services to retail stores and libraries. The company has 11 inventory distribution centers across the United Sates. Liquid Audio's technology allows consumers to preview and purchase CD-quality music over the Internet, while ensuring copyright protection and tracking royalties.

As part of its growth strategy, the Company seeks to establish strategic alliances with global on-line, music and media companies to attract additional users to, and increase brand awareness of, the Company's websites. These include network television operators, cable and satellite operators as well as radio networks.

These types of partnerships not only bring credibility and financial backing but have access to leverage existing viewers to a sales web site. The Company is also seeking partnerships with large Internet portals, search engines and chat. Global Media views entertainment development and distribution as an essential, compelling element to draw visitors to its site and worked during the quarter to develop relationships with content developers and distribution technology partners.

The Company continues to be in a development cycle and does not expect further revenues pending the launch of its web site. With the success of the licensing program, the Company expects to begin to generating revenues immediately proceeding the launch of its site and licensees. Management believes the Company is well positioned to take a leading position in providing complete turnkey, end to end solutions for the retailing of entertainment product online.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED JULY 31, 1998

OVERVIEW

Global Media is a publicly traded company on the NASD Over the Counter Bulletin Board (OTC:BB). The Company's trading symbol is GLMC. The Company will specialize in the use of technology and the integration of sophisticated multi-media communications. Thus, enabling the Company to be on the leading edge of marketing and distribution of entertainment products over the Internet. The Company is developing a web site to sell music CDs, video cassettes, DVDs, books, magazine subscriptions and other entertainment products via a series of Internet web sites. The Company also plans to be a major participant in the newest method of music and video distribution via direct Internet download.

Global Media will strive to offer an online shopping experience that involves visual, audio and literary entertainment, discovery and fulfilment for its customers. The Company plans to operate an entertaining, sophisticated and comprehensive online entertainment product distribution network. The main business strategy will focus on the acquisition of market share. The Company believes that the principal competitive factors in its market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content, and reliability and speed of fulfilment. Other competitive elements include the breadth of entertainment content offered, the utility of the site as an entertainment destination versus a simple retail outlet, personalization of the web page to suit each customer's needs and licensing the Company's back end to other web sites who will sell the Company's product.

In order to gain increased market share, Global Media will license use of its back end database and secure transaction processing, ordering and fulfilment systems to third party Internet marketers. This will allow companies without sufficient development expertise or funding to use an existing system to target various niche markets. For an up front charge and ongoing revenue sharing, companies will be able to license unique front end web sites running off Global Media's back end.

Global Media has agreements with Muze Inc., Baker & Taylor and Liquid Audio. Muze Inc. is the leading independent source of digital information about music, books and movies, to include Muze's music and home video content and will be the database source for the web site. Baker & Taylor will manage all packaging, shipping and returns of CDs, videos and DVDs sold through Global Media's web site. Operating worldwide, Baker & Taylor distributes a wide range of products, including books, video, audio, software, and related services to retail stores and libraries. The company has 11 inventory distribution centers across the United Sates. Liquid Audio's technology allows consumers to preview and purchase CD-quality music over the Internet, while ensuring copyright protection and tracking royalties.

As part of its growth strategy, the Company seeks to establish strategic alliances with global on-line, music and media companies to attract additional users to, and increase brand awareness of, the Company's websites. These include network television operators, cable and satellite operators as well as radio networks. These types of partnerships not only bring credibility and financial backing but have access to leverage existing viewers to a sales web site. The Company is also seeking partnerships with large Internet portals, search engines and chat.

Global Media has assembled a strong management team with relevant experience and a stake in the Company's success.


RESULTS OF OPERATIONS

NET REVENUES

Revenues of $ 326,279, ( 1997 - $ Nil) were generated by the call center from third parties contracts to disseminate information via the telephone, fax and internet. Using the Company's integrated telephony network and contact Management database, the call center was contracted by various public companies to distribute information to their selected groups of shareholders and brokers and to handle all incoming calls.

GENERAL AND ADMINISTRATIVE

The call center was developed and operational in 1998. One time costs including consultants and hiring and training of staff were incurred in order to begin operations. Ongoing costs including annual rent of a 6,000 square foot facility, $ 49,000; staffing, $ 128,000; telephone $ 30,000; and other overhead costs added to 1998 expenses. Also one time costs associated with the process of going public were incurred in excess of $ 100,000, (1997 - $ 49,386) during the year.

The costs of establishing the call center, a significant bad debt and the costs of completing the going public process contributed to an increase in general & administrative expenses to $ 522,585, ( 1997 72,214).

Advertising expense of $ 6,691, ( 1997 - $ Nil) consists of the cost of press releases. Amortization increased to $ 29,973, ( 1997 $ Nil) as a result of the purchase of computer equipment, development of the call center, leasehold improvements and office furniture for the new location in Nanaimo, B.C., Canada. A bad debts expense of $ 76,942, ( 1997 - $Nil) was caused mainly by a $ 70,000 receivable from a call center customer being deemed uncollectable by management. A bad debt of this magnitude is not expected in the future. Professional fees increased to $ 147,500, ( 1997 - $ 49,386), due to legal and accounting costs associated with going public and consulting fees to train call center staff. Office expenses increased to $ 98,379, (1997 - $ 21,842) mainly as a result of rent and telephone costs associated with the new call center facility. Travel expenses of $ 21,174, ( 1997 - $ Nil) were a result of management travel to the call center location during development and travel associated with developing strategic alliances for the e-commerce site. Wages and benefits increased to $ 128,406, ( 1997- 1,461) since the call center began operation in Fiscal 1998. All wage expenses related to personnel employed by the call center including secretarial and managerial staff, approximately 15 people.

LIQUIDITY AND CAPITAL RESOURCES

The Company has financed it operations and capital expenditures primarily from equity financing, loans from shareholders and affiliates and revenue generated from the call center. As at July 31, 1998, the Company had a cash balance of $ 14,996, (1997 - $ 121,890). The Company expects negative cash flow from operations to continue for its foreseeable future, as it continues to develop and market its operations. Inflation has not had any material effect on the Company's operations.

Net cash utilized by operating activities for the year ended July 31, 1998 was $157,280, (1997 - $68,378). This included a net loss of $472,674, (1997 -
$108,999), which was offset by items not requiring an outflow of funds including amortization of $38,658, (1997 - $ 3,957 ) and services settled through an issuance of shares for $50,449, (1997 - Nil ).

Cash provided by changes in operating working capital resulted from a decrease in accounts receivable of $58,632 , (1997 - $ 47,216), and a decrease in inventory of $13,477, (1997 - $20,233), (both due to the winding down of the operations of Westcoast Wireless Cable); an increase in accounts payable and accrued liabilities of $106,585, (1997 - $ 11,909); an increase in taxes payable $21,230, (1997 - $ 5,034 ) and increases in advances from affiliated companies of $52,997, (loans to affiliates in 1997 - $ 80,309 ). Cash used by changes in operating working capital resulted from an increase of prepaid expenses of $7,312, (decrease in 1997 - $599 ), relating to prepaid rent; increase in income taxes recoverable of $2,439, (1997 - $ Nil), due to Canadian tax recovery; and a partial repayment of shareholder loan of $4,821, (advance by shareholder in 1997
- $ 79,266).

Purchases of capital assets totaling $189,706, (1997 - $ 13,209), consisting primarily of hardware and software purchased for the Nanaimo call center and the cost of designing and installing the related infrastructure. Purchases included office equipment of $9,065; leasehold improvements of $6,565; computer equipment of $61,293; software of $21,208 and call center infrastructure of $91,575.

Net cash provided by financing was $221,267, (1997 - $ 283,700). This financing was provided by the sale of share subscriptions at $0.50 per share.

The Company expects to meet its short term capital and operational requirements through shareholder and other secured loans expected to total $500,000. The Company expects to meet it long term cash and operational requirements through an equity financing.

DISCONTINUED OPERATIONS: WHOLLY OWNED SUBSIDIARY "WESTCOAST WIRELESS CABLE"

Following a decision by the Canadian Federal Court of Appeal in November, 1997, prohibiting the sale of US based satellite and programming services in Canada, the management of Westcoast Wireless decided to withdraw from the home satellite business. The home satellite business includes all operations of Westcoast Wireless

The Subsidiary company has been accounted for as a discontinued operation, and accordingly, its operations have been segregated in the accompanying consolidated statements of earnings. A breakdown of revenue and expenses follow:

                                         1998             1997
                                         -----            -----

Total Revenue                        $   591,938      $ 1,637,732

Cost of sales                        $   418,167      $   755,446
Commission paid                      $   133,934      $   621,597
                                        --------         ---------

Gross Margin                         $    39,837      $   260,689

General & Administrative expenses    $   324,887      $   297,474
                                        --------         ---------

Loss before provision
  for income taxes                   $   285,050      $    36,785
Income tax recovery                  $     8,682
Loss for the year                    $   276,368

Revenue decreased substantially as a result of a decline in retail prices of over 50% in the first half of the year combined with the company being prohibited from selling US based products in Canada.

Cost of sales decreased as a result of two main factors. The average selling price on US based systems decreased by over 50% without corresponding decreases in the cost of the systems. Also, the higher cost of Canadian systems and competition in the Canadian market produced gross margins of only $ 50.00 per system. Commission decreased due to fewer satellite sales in the year and lower commission rates as a result of shrinking margins.

General & administrative increased during the year. A considerable amount of time and manpower, including hiring and training additional sales staff were devoted to increasing the sales volume for the year. Unfortunately, the Court ruling prohibiting the sale of US based systems in Canada negated this sales effort. The satellite division had to incur additional costs in retraining the existing sales staff for the Canadian system. Consequentially, wages and benefit expense in the division increased to $150,931, ( 1997 - $ 42,673). These additional costs contributed to an overall loss of $ 276,368, ( 1997 loss $ 36,785).

RISKS ASSOCIATED WITH THE YEAR 2000

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. In other words, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

The Company does not believe that it has material exposure to the Year 2000 issue with respect to its own information systems since its existing systems correctly define the Year 2000. The Company is currently unable to predict the extent to which the Year 2000 issue will affect its suppliers, or the extent to which it would be vulnerable to its suppliers' failure to remediate any Year 2000 issues on a timely basis. The failure of a major supplier subject to the Year 2000 issue to convert its systems on a timely basis or a conversion that is incompatible with the Company's systems could have a material adverse effect on the Company. In addition, most of the purchases from the Company will be made with credit cards, and the Company's operations may be materially adversely affected to the extent its customers are unable to use their credit cards due to Year 2000 issues that are not rectified by their credit card providers. One further, and more extreme, case may the failure of the communication mode, (telephone, cable or satellite), over the internet which could significantly impact the Company's ability to generate sales.



By order of the Board of Directors of Global Media Corp.

/s/ L. JAMES PORTER
-----------------
L. James Porter,  Assistant Secretary
May 25, 1999

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for Fiscal Year Ended July 31, 1998

Report of Independent Auditors                                   F-1
Consolidated Balance Sheets                                      F-2
Consolidated Statements of Operations                            F-3
Consolidated Statements Of Shareholders'
         Equity (Deficiency)                                     F-4
Consolidated Statements Of Cash Flows                            F-5
Notes To Consolidated Financial Statements                       F-6


Unaudited Financial Statements for Six Month Period Ended January 31, 1999

Consolidated Balance Sheets                                      F-16
Consolidated Statements of Operations                            F-17
Consolidated Statements Of Shareholders'
         Equity (Deficiency)                                     F-18
Consolidated Statements Of Cash Flows                            F-19
Notes To Consolidated Financial Statements                       F-20

REPORT OF INDEPENDENT AUDITORS
-----------------------------------------------------------------------------

To the Board of Directors of GLOBAL MEDIA CORP.

We have audited the accompanying consolidated balance sheets of Global Media Corp. as at July 31, 1998 and 1997 and the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the years when ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the company as at July 31, 1998 and 1997 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


Vancouver, Canada,
October 23, 1998 (except as to Note 10 which is as of November 5, 1998).

By _____/s/_____________
   Earnst & Young, L.L.P.
   Chartered Accountants

---------------------------------------------------------------------------
Global Media Corp.

                          CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------
As at July 31                                                 (in US dollars)

                                                      1998            1997
                                                       $               $
-----------------------------------------------------------------------------

ASSETS
Current
Cash                                                14,996         121,890
Accounts receivable, net of allowance
  for doubtful accounts of $92,366
  [1997 - $13,307]                                     206          58,838
Inventory                                            1,992          15,469
Prepaid expenses                                     8,229             917
Due from affiliated companies [note 4]              71,065          77,778
Income taxes recoverable [note 5]                    2,439             -
-----------------------------------------------------------------------------
                                                    98,927         274,892
Capital assets [notes 4 and 6]                     172,635          20,566
-----------------------------------------------------------------------------
                                                   271,562         295,458
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current
Accounts payable and accrued liabilities           201,234         94,649
Taxes payable                                       51,354         30,124
Due to affiliated company [note 4]                  46,284            -
Due to shareholders [note 4]                        79,269         84,090
-----------------------------------------------------------------------------
                                                   378,141        208,863
Deferred revenue                                       -           12,062
-----------------------------------------------------------------------------
                                                   378,141        220,925
-----------------------------------------------------------------------------
Shareholders' equity (deficiency)
Share capital [note 7]                              11,892         11,059
Additional paid in capital [note 7]                543,525        128,641
Unissued share capital [note 7]                        -          144,001
Deficit                                           (681,819)      (209,145)
Cumulative translation adjustment                   19,823            (23)
-----------------------------------------------------------------------------
                                                  (106,579)        74,533
-----------------------------------------------------------------------------
                                                   271,562        295,458
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

See accompanying notes

-----------------------------------------------------------------------------
GLOBAL MEDIA CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------

Year ended July 31                                            (in US dollars)

                                                      1998            1997
                                                       $               $
-----------------------------------------------------------------------------

Revenue
Sales                                              326,279             -
-----------------------------------------------------------------------------
General and administrative expenses [note 4]
Advertising and marketing                            6,691             -
Amortization                                        29,973             -
Bad debts                                           76,942             -
Bank charges, interest and financing fees            1,298             445
Foreign exchange                                    12,222            (920)
Professional fees                                  147,500          49,386
Office and miscellaneous                            98,379          21,842
Travel                                              21,174             -
Wages and benefits                                 128,406           1,461
-----------------------------------------------------------------------------
                                                   522,585          72,214
Loss from continuing operations
  before and after provision for income taxes     (196,306)        (72,214)
-----------------------------------------------------------------------------
Loss from operations of discontinued home satellite
  business, less applicable income tax recovery
  of $8,682 [1997 - $nil] [note 3]                (276,368)        (36,785)
-----------------------------------------------------------------------------
Loss for the year                                 (472,674)       (108,999)
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

Loss per common share from continuing operations     (0.01)         (0.01)
Loss per common share from discontinued
  operations                                         (0.01)         (0.00)
Loss per common share                                (0.02)         (0.01)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

See accompanying notes

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                             CONSOLIDATED STATEMENTS OF
                         SHAREHOLDERS' EQUITY (DEFICIENCY)
-----------------------------------------------------------------------------


Year ended July 31                                            (in US dollars)

                                                     Additional  Unissued   Retained   Cumulative
                                  Common stock       paid-in     share      earnings   translation
                                  ____________       capital     capital    (deficit)  adjustment
                                                     Shares      Amount
                                 #          $        $           $          $          $
-------------------------------------------------------------------------------------------------

Balance, July 31, 1996 [note 7]       -        -         -            1       14,486     (408)
Common shares issued for cash   11,059,400   11,059   128,641         -         -         -
Unissued common shares [note 7]       -        -         -         144,000     -          -
Movement on cumulative translation    -        -         -            -         -         385
Loss for the year                     -        -         -            -     (108,999)     -
Dividends declared and paid           -        -         -            -     (114,632)     -
-------------------------------------------------------------------------------------------------

Balance, July 31, 1997          11,059,400   11,059   128,641      144,001  (209,145)     (23)
Common shares
  issued for cash [note 7]         730,533      731   364,536     (144,000)     -         -
Common shares issued for other
  than cash consideration:
  Consideration for shares in
  Westcoast Wireless
  [notes 1 and 7]                8,000,000        1      -              (1)     -         -
  In kind services                 100,898      101    50,348         -         -         -
Movement on cumulative
  translation                         -        -         -            -         -        19,846
Loss for the year                     -        -         -            -     (472,674)     -
--------------------------------------------------------------------------------------------------
Balance, July 31, 1998          19,890,831   11,892   543,525         -     (681,819)    19,823
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

See accompanying notes

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------
Year ended July 31                                            (in US dollars)
                                                      1998            1997
                                                       $               $
----------------------------------------------------------------------------
OPERATING ACTIVITIES
Loss for the year                                 (472,674)       (108,999)
Items not requiring an outlay of funds
  Amortization                                      38,658           3,957
Services settled through share issuance             50,449             -
Deferred revenue                                   (12,062)         12,062
-----------------------------------------------------------------------------
                                                  (395,629)        (92,980)
Changes in non-cash operating working capital
  Accounts receivable                               58,632          47,216
  Inventory                                         13,477          20,233
  Prepaid expenses                                  (7,312)            599
  Income taxes recoverable                          (2,439)            -
  Accounts payable and accrued liabilities         106,585          11,090
  Accrued wages payable                                -           (58,527)
  Taxes payable                                     21,230           5,034
  Advances from (to) shareholder                    (4,821)         79,266
  Advances from (to) affiliated companies           52,997         (80,309)
-----------------------------------------------------------------------------
Cash used in operating activities                 (157,280)        (68,378)
-----------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of capital assets                        (189,706)        (13,209)
Decrease in loan receivable from shareholder           -            18,306
-----------------------------------------------------------------------------
Cash provided by (used in) investing activities   (189,706)          5,097
-----------------------------------------------------------------------------
FINANCING ACTIVITIES
Dividends                                               -         (114,632)
Share subscriptions                                 221,267        283,700
-----------------------------------------------------------------------------
Cash provided by financing activities               221,267        169,068
-----------------------------------------------------------------------------
Effect of exchange rate changes on cash              18,825            198

Increase (decrease) in cash during the year        (106,894)       105,985
Cash, beginning of year                             121,890         15,905
-----------------------------------------------------------------------------
Cash, end of year                                    14,996        121,890
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Interest - paid                                       9,180            357
Income taxes paid (recovered)                        (6,783)        10,354
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
See accompanying notes

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Global Media Corp. (the "Company") was incorporated on April 8, 1997 in the State of Nevada and is engaged in providing internet-integrated call center services from its location in Nanaimo, Canada. Until the 4th quarter of 1998, the Company was also engaged in the marketing of direct to home satellite hardware and programming services to both commercial and private individuals primarily in Western Canada [note 3]. The Company commenced its internet-integrated call center in September, 1997. The Company is also in the process of developing an electronic commerce web site for the distribution and eventual downloading of music and video over the internet.

On May 20, 1997 the Company issued 8,000,000 common shares and paid $100,000 in cash for all of the outstanding shares of Westcoast Wireless Cable Ltd. ("Westcoast Wireless"), a company which markets direct to home satellite hardware and programming services.

Westcoast Wireless contracted for the sales of certain satellite hardware and programming services, therefore the majority of the purchases were sourced from a single supplier.

These financial statements reflect the continuity of interests of the former shareholder of Westcoast Wireless, due to the continuation of common control. The consolidated statements of operations, shareholders' equity (deficiency), and cash flows for the period from August 1, 1996 to May 20, 1997 (included in the results for the year ended July 31, 1997) represent the results of operations and cash flows of Westcoast Wireless during those periods.

References to "the Company" in these financial statements include Westcoast Wireless (for events occurring prior to May 20, 1997).

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (cont'd.)

The Company has not yet achieved a profitable level of operations. The Company's continued operation is dependent upon achieving a profitable level of operations from its electronic commerce web site, scheduled to commence operations in March 1999, and upon obtaining additional financing and the continued support of the Company's shareholders [note 10], to fund both current operations, and web site construction.

2. SIGNIFICANT ACCOUNTING POLICIES

Inventory

Inventory is recorded at the lower of cost, using the first in, first out method, and net realizable value.

Capital assets and amortization

Capital assets are recorded at cost. Amortization has been calculated using the following methods and rates, except in the year of acquisition when one half of the rate is used.

Call center  infrastructure               3 year straight line
Office furniture and equipment            20% declining  balance
Software                                  20% declining  balance
Computer  equipment                       30% declining balance
Leasehold improvements                    5 year straight line

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

REVENUE RECOGNITION

Revenues from the call center are recognized on a straight line basis over the term of the contract.

Revenues are recorded at the time of installation for hardware sales, and at contract inception for sales of programming.

ADVERTISING AND MARKETING COSTS

Advertising and marketing costs are expensed as incurred.

FOREIGN CURRENCY TRANSLATION

The assets and liabilities of the Company's foreign subsidiary, Westcoast Wireless, are translated into US dollars at fiscal period end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal period. The resulting translation adjustments are recorded as a separate component of shareholders' equity.

Monetary assets and liabilities of the Company denominated in a foreign currency are translated at period end exchange rates. Other balances are recorded at rates in effect on the dates of the transaction. Exchange gains and losses arising are reflected in net income for the period.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Actual results may differ from those estimates.

FINANCIAL INSTRUMENTS

The carrying values of the Company's financial instruments approximate fair values, except as otherwise disclosed in the financial statements.

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

LOSS PER SHARE

The Company has adopted SFAS128, 'Earnings per share' in the current year on retroactive basis. There is no impact on previously reported loss per share amounts.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued SFAS130, 'Reporting comprehensive income', SFAS131, 'Disclosures about segments of an enterprise and related information', SFAS132 'Employers' Disclosures about pensions and other postretirement benefits' and SFAS133 'Accounting for derivative instruments and hedging activities'. SFAS130, SFAS131 and SFAS132 are effective for financial statements for fiscal years beginning after December 15, 1997. SFAS133 is effective for financial statements for fiscal years beginning after June 15, 1999.

SFAS130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SFAS131, SFAS132 and SFAS133 currently have no impact on the Company.

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

3. DISCONTINUED OPERATION

In November 1997, a decision was made by the Canadian Federal Court of Appeal of, ruling that sale of US satellite and programming services in Canada was not permitted. Following a period of trading in Canadian satellite and programming services the management of Westcoast Wireless decided to withdraw completely from the home satellite business in late fiscal 1998. The home satellite business includes all operations of Westcoast Wireless.

This subsidiary company has been accounted for as a discontinued operation,  and
accordingly,   its  operations   have  been   segregated  in  the   accompanying
consolidated statements of operations.

Revenues of the discontinued company for the year ended July 31, 1998 were $591,938 [1997 - $1,617,528]. At July 31, 1998, net current liabilities of the discontinued operation were $130,076 [1997 - $31,578] consisting principally of accounts payable and balances due to shareholder. Net non-current assets at July 31, 1998 were $15,352 [1997 - $8,504].

4. RELATED PARTY TRANSACTIONS

All related party balances as disclosed in the balance sheet are non-interest bearing and without specific terms of repayment.

The affiliated companies are related to Global Media Corp. by virtue of control by officers of the Company. The fair values of the balances are not determinable since they have no fixed repayment terms.

The Company's consolidated statement of operations for the year ended July 31, 1998 includes the following related party transactions:
      - wages and benefits expense of $81,747 [1997 - $45,565], to a shareholder and spouse.
      - income from recharge of wages of $nil [1997 - $72,610], to a company related by virtue of control by an officer of the Company.

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

4. RELATED PARTY TRANSACTIONS (cont'd.)

During the year ended July 31, 1998 the following capital asset additions were purchased from related parties:

  -  $32,909 [1997 - $nil] for call center development from shareholders of the Company.
  - $2,454 [1997 - $nil] for call center development from an officer of the Company.
  -  $5,709  [1997  - $nil]  for  office  equipment,  $4,171  [1997 - $nil]  for
     leasehold   improvements   and  $12,170  [1997  -  $nil]  for  call  center
     development from a company controlled by an officer of the Company.

5. INCOME TAXES

At July 31, 1998, the Company had a domestic net operating loss of $240,407 which will begin to expire in 2011, and foreign net operating loss carryforwards of $250,671 which will expire in 2005. Utilization of these carryforwards depends on the recognition of future taxable income.

For financial reporting purposes, a valuation allowance has been established for all deferred tax assets due to the uncertainty of realization. As a result of certain stock transactions, utilization of the Company's net operating loss carryforwards may be subject to certain limitations in the event that a change in ownership has occurred, as defined in Section 382 of the Internal Revenue Code of 1986, as amended.

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

5. INCOME TAXES (cont'd.)

Deferred tax assets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                      July 31,
                                                                        1998
                                                                         $
-----------------------------------------------------------------------------
Deferred tax assets:
  Net operating loss carryforwards                                   196,094
  Tax vs. accounting value in fixed assets                             5,431
  Unrealized foreign exchange loss                                     4,155
-----------------------------------------------------------------------------
Total gross deferred tax assets                                      205,680
Less valuation allowance                                            (205,680)
Deferred tax liability                                                   -
-----------------------------------------------------------------------------
Net deferred tax assets                                                  -
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

6. CAPITAL ASSETS
                                                     Accumulated    Net Book
                                            Cost     Amortization   Value
                                             $           $             $
-----------------------------------------------------------------------------
July 31, 1998
Office furniture and equipment              18,859       4,842        14,018
Computer equipment                          70,107      13,117        56,990
Leasehold improvements                       8,594       4,905         3,689
Call center infrastructure                  91,575      17,325        74,250
Software                                    27,209       3,520        23,689
-----------------------------------------------------------------------------
                                           216,344      43,702       172,635
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

July 31, 1997
Office furniture and equipment               9,794       2,576         7,218
Computer equipment                           8,814       2,187         6,627
Leasehold improvements                       2,029         709         1,320
Software                                     6,001         600         5,401
-----------------------------------------------------------------------------
                                            26,638       6,072        20,566
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

7. SHARE CAPITAL
                                                  1998           1997
                                                   #              #
-----------------------------------------------------------------------------

Authorized
Common shares, par value $0.001 each           200,000,000    200,000,000

Issued
Common shares                                   19,890,831     11,059,400
Unissued common shares                               -          8,288,000
-----------------------------------------------------------------------------

As at July 31, 1997, 8,000,000 shares issued in consideration for the shares in Westcoast Wireless and 288,000 of the shares issued for cash had not been issued; however, legal agreements for the issue of these shares were in place at July 31, 1997. The amounts were recorded as unissued share capital of $1 and $144,000 respectively as at July 31, 1997. All of these shares were issued in the year ended July 31, 1998.

Effective April 8, 1997 the Company adopted the 1997 Directors and Officers Stock Option Plan (the "Plan"). The Plan is administered by the Board of Directors who have sole discretion and authority to determine individuals eligible for awards under the Plan. The Plan provides for issuance of a total of 500,000 options, within a period of 10 years from the effective date. The conditions of exercise of each grant are determined individually by the Board at the time of the grant. During the current year, this plan was amended to increase the number of options from 500,000 to 1,000,000 shares.

At July 31, 1998, no options were outstanding under the Plan.

8. SEGMENTED INFORMATION

The Company's business segment which derived revenue from the marketing of direct to home satellite hardware and programming services, has been presented as a discontinued operation in the current year [note 3].

The remaining segment of the business relates to call center services. The Global Media call center provides internet integrated call center services to US based clients from its location in Nanaimo, Canada. The Global Media call center commenced operations in September of 1997 and comprises all continuing operations of the Company.

-----------------------------------------------------------------------------
GLOBAL MEDIA CORP.

                               NOTES TO CONSOLIDATED
                               FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

JULY 31, 1998                                                 (in US dollars)

9. COMMITMENTS AND CONTINGENCIES

Global Media entered into a commercial lease for office space effective October 1, 1997, and will pay a total of $52,939 per year until July 31, 2002.

10. SUBSEQUENT EVENT

On November 5, 1998, the Company entered into a loan agreement with Rolling Oaks Enterprises, LLC allowing the Company to draw on a line of credit of up to $500,000, repayable within one year. The interest rate on the credit facility is 24% per annum, with an origination fee of 1% payable on the receipt of funds.

The loan is collateralized by a first charge on all available fixed assets of the Company, and 1,000,000 of common shares in the Company at a price of $1 per share currently in issue.

Since July 31, 1998, two principal shareholders of the Company have advanced funds of $218,000 to the Company. The shareholder loans at July 31, 1998, and advanced since the balance sheet date, have no fixed terms of repayment and therefore are classified as current liabilities in the balance sheet. However, the shareholders have indicated their intent to continue to support the operations of the Company, and to not request repayment of the loans until a profitable level of operations have been achieved

Global Media Corp.
Unaudited Financial Statements for The six month period ending January 31, 1999 (in US dollars)

                           CONSOLIDATED BALANCE SHEETS

                                                      Period Ending   For the Year Ending
                                                       January 31     July 31      July 31
                                                          1999         1998         1997
                                                            $            $            $
--------------------------------------------------------------------------------------------
ASSETS
Current
Cash                                                     610,376       14,996     121,890
Accounts receivable, net of allowance for doubtful
    Accounts of $Nil [July 31, 1998 - $ 92,366;
    July 31,1997 - $13,307]                                  206          206      58,838
Inventory                                                     --        1,992      15,469
Prepaid expenses                                           3,761        8,229         917
Due from affiliated companies [note 4]                        --       71,065      77,778
Income taxes recoverable [note 5]                          2,441        2,439          --
---------------------------------------------------------------------------------------------
                                                         616,784       98,927     274,892
Capital assets [notes 4 and 6]                           269,143      172,635      20,566
---------------------------------------------------------------------------------------------
                                                         885,927      271,562     295,458
=============================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current

Accounts payable and accrued liabilities                 135,728      201,234      94,649
Taxes payable                                             41,973       51,354      30,124
Due to affiliated company [note 4]                       129,323       46,284          --
Note Payable  [note 10]                                  500,000
Due to shareholders [note 4]                             229,400       79,269      84,090
---------------------------------------------------------------------------------------------
                                                       1,036,424      378,141     208,863
Deferred revenue                                              --           --      12,062
---------------------------------------------------------------------------------------------
                                                       1,036,424      378,141     220,925
---------------------------------------------------------------------------------------------


Shareholders' equity (deficiency)
Share capital [note 7]                                    12,546       11,892      11,059
Additional paid in capital [note 7]                      869,671      543,525     128,641
Unissued share capital [note 7]                               --           --     144,001
Deficit                                               (1,052,330)    (681,819)   (209,145)
Cumulative translation adjustment                         19,616       19,823         (23)
----------------------------------------------------------------------------------------------
                                                        (150,497)    (106,579)     74,533
----------------------------------------------------------------------------------------------
                                                         885,927      271,562     295,458
==============================================================================================


See accompanying notes

Global Media Corp.
Unaudited Financial Statements for The six month period ending January 31, 1999 (in US dollars)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        For the 3 Months Ending    For the 6 Months Ending   For the Year Ending
                                                        January 31   January 31    January 31   January 31   July 31     July 31
                                                        -----------------------    -----------------------   -------------------
                                                           1999       1998           1999         1998        1998        1997
                                                             $          $              $            $           $           $
---------------------------------------------------------------------------------------------------------------------------------
Revenue
Sales                                                       1,141     49,454       21,271    139,454     326,279        --
---------------------------------------------------------------------------------------------------------------------------------

General and administrative expenses [note 4]
Advertising and marketing                                  52,317      2,755       93,286      2,755       6,691        --
Amortization                                               22,230         --       35,277      8,448      29,973        --
Bad debts                                                      --     17,500           --     35,000      76,942        --
Bank charges, interest and financing fees                             10,642           92     11,610         137 1,298 445
Foreign exchange                                            1,161      6,478        4,374     11,595      12,222      (920)
Professional fees                                          38,149      6,495       62,655     19,053     147,500    49,386
Office and miscellaneous                                   45,631     51,812       89,602     76,606      98,379    21,842
Travel                                                     25,265      2,753       33,967      8,935      21,174        --
Wages and benefits                                         30,492      9,406       58,946     36,408     128,406     1,461
---------------------------------------------------------------------------------------------------------------------------------
                                                          225,887     97,291      389,717    198,937     522,585    72,214
---------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations
   before and after provision for income taxes           (224,746)   (47,837)    (368,446)   (59,483)   (196,306)  (72,214)
---------------------------------------------------------------------------------------------------------------------------------
(Loss)  recovery from operations of discontinued home
    satellite business, less applicable income tax recovery
   of $8,682 [1997 - $nil] [note 3]                         4,984   (114,384)      (2,065)  (179,642)   (276,368)  (36,785)
---------------------------------------------------------------------------------------------------------------------------------
Loss for the year                                        (219,762)  (162,221)    (370,511)  (239,125)   (472,674) (108,999)
=================================================================================================================================

Loss per common share from continuing operations            (0.01)     (0.00)       (0.01)     (0.00)      (0.01)    (0.01)
Loss per common share from discontinued operations          (0.00)     (0.01)       (0.00)     (0.01)      (0.01)    (0.00)
                                                                                     ------    ------      ------    ------
Loss per common share                                       (0.01)     (0.01)       (0.01)     (0.01)      (0.02)    (0.01)
=================================================================================================================================


See accompanying notes

Global Media Corp.
Unaudited Financial Statements for The six month period ending January 31, 1999 (in US dollars)

                           CONSOLIDATED STATEMENTS OF
                        SHAREHOLDERS' EQUITY (DEFICIENCY)

                                                           Additional Unissued  Retained     Cumulative
                                           Common stock      paid-in    share   earnings     translation
                                         Shares    Amount    capital   capital  (deficit)    adjustment
                                            #         $         $         $         $            $
-------------------------------------------------------------------------------------------------------------
Balance, July 31, 1996 [note 7]                --       --          --         1   14,486        (408)
Common shares issued for cash          11,059,400   11,059     128,641        --       --          --
Unissued common shares [note 7]                --       --          --   144,000       --          --
Movement on cumulative translation             --       --          --        --       --         385
Loss for the year                              --       --          --        --  108,999)         --
Dividends declared and paid                    --       --          --        -- (114,632)         --
-------------------------------------------------------------------------------------------------------------
Balance, July 31, 1997                 11,059,400   11,059     128,641   144,001 (209,145)        (23)
Common shares issued for cash [note 7]    730,533      731     364,536  (144,000)      --          --
Common shares issued for other than
 cash consideration:
 Consideration for shares in
   Westcoast Wireless [notes 1 and 7]   8,000,000        1          --        (1)       --          --
 In kind services                         100,898      101      50,348        --        --          --
Movement on cumulative translation             --       --          --        --        --      19,846
Loss for the year                              --       --          --        --  (472,674)         --
-------------------------------------------------------------------------------------------------------------
Balance, July 31, 1998                 19,890,831   11,892     543,525        --  (681,819)     19,823
Stock options exercised                   653,600      654     326,146
Movement on cumulative translation                                                                (207)
Loss for the Period                                                                (370,511)
-------------------------------------------------------------------------------------------------------------
Balance, October 31,                   20,544,431   12,546     869,671        -- (1,052,330)     19,616
=============================================================================================================


See accompanying notes

Global Media Corp.
Unaudited Financial Statements for The six month period ending January 31, 1999 (in US dollars)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     For the 6 Months Ending       For the Year Ending
                                                     -----------------------       -------------------
                                                    January 31      January 31     July 31      July 31
                                                       1999            1998         1998         1997
                                                         $               $            $            $
-----------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Loss for the period                                   (370,511)      (239,125)    (472,674)   (108,999)
Items not requiring an outlay of funds
 Amortization                                           50,508         11,563       38,658       3,957
 Services settled through share issuance                    --         50,449       50,449          --
 Deferred revenue                                           --        (12,062)     (12,062)     12,062
-----------------------------------------------------------------------------------------------------------
                                                      (320,003)      (189,175)    (395,629)    (92,980)
Changes in non-cash operating working capital
 Accounts receivable                                        --        (11,002)      58,632      47,216
 Inventory                                               1,992          1,525       13,477      20,233
 Prepaid expenses                                        4,466        (16,713)      (7,312)        599
 Income taxes recoverable                                   --             --       (2,439)         --
 Accounts payable and accrued liabilities              (65,506)        62,575      106,585      11,090
 Accrued wages payable                                      --             --           --     (58,527)
 Taxes payable                                          (9,381)        (2,067)      21,230       5,034
 Advances from (to) shareholder                        150,131        (31,629)      (4,821)     79,266
 Advances from (to) affiliated companies               154,104          3,645       52,997     (80,309)
------------------------------------------------------------------------------------------------------------
Cash provided by (used in) operating activities        (84,197)      (182,841)    (157,280)    (68,378)
------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of capital assets                            (147,016)      (144,195)    (189,706)    (13,209)
Decrease in loan receivable from shareholder                --             --           --      18,306
------------------------------------------------------------------------------------------------------------
Cash provided by (used in) investing activities       (147,016)      (144,195)    (189,706)      5,097
------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Dividends                                                   --                          --    (114,632)
Note payable                                           500,000
Share subscriptions                                    326,800        221,267      221,267     283,700
------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                  826,800        221,267      221,267     169,068
------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                   (207)         8,886       18,825         198

Increase (decrease) in cash during the period          595,380        (96,883)    (106,894)    105,985
Cash, beginning of period                               14,996        121,890      121,890      15,905
------------------------------------------------------------------------------------------------------------
Cash, end of period                                    610,376         25,007       14,996     121,890
============================================================================================================


Interest - paid                                         11,610         11,675        9,180         357
Income taxes paid (recovered)                               --             --       (6,783)     10,354
=============================================================================================================


See accompanying notes

NOTES TO UNAUDITED FINANCIAL STATEMENTS


1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Global Media Corp. (the "Company") was incorporated on April 8, 1997 in the State of Nevada and is engaged in providing internet-integrated call center services from its location in Nanaimo, B.C., Canada. Until the 4th quarter of 1998, the Company was also engaged in the marketing of direct to home satellite hardware and programming services to both commercial and private individuals primarily in Western Canada [note 3]. The Company commenced its internet-integrated call center in September, 1997. The Company is also in the process of developing an electronic commerce web site for the distribution and eventual downloading of music and video over the internet.

On May 20, 1997 the Company issued 8,000,000 common shares and paid $100,000 in cash for all of the outstanding shares of Westcoast Wireless Cable Ltd. ("Westcoast Wireless"), a company which markets direct to home satellite hardware and programming services.

Westcoast Wireless contracted for the sales of certain satellite hardware and programming services, therefore the majority of the purchases were sourced from a single supplier.

These financial statements reflect the continuity of interests of the former shareholder of Westcoast Wireless, due to the continuation of common control. The consolidated statements of operations, shareholders' equity (deficiency), and cash flows for the period from August 1, 1996 to May 20, 1997 (included in the results for the year ended July 31, 1997) represent the results of operations and cash flows of Westcoast Wireless during those periods.

References to "the Company" in these financial statements include Westcoast Wireless (for events occurring prior to May 20, 1997).

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

The Company has not yet achieved a profitable level of operations. The Company's continued operation is dependent upon achieving a profitable level of operations from its electronic commerce web site, scheduled to commence operations in March and May of 1999, upon obtaining additional financing and the continued support of the Company's shareholders [note 10], to fund both current operations, and web site construction.


2. SIGNIFICANT ACCOUNTING POLICIES

Inventory
---------

Inventory is recorded at the lower of cost, using the first in, first out method, and net realizable value.

Capital assets and amortization
-------------------------------

Capital assets are recorded at cost. Amortization has been calculated using the following methods and rates, except in the year of acquisition when one half of the rate is used.

Call center  infrastructure                3 year straight line
Office furniture and equipment             20% declining  balance
Software                                   20% declining  balance
Computer  equipment                        30% declining balance
Leasehold improvements                     5 year straight line

Revenue recognition
-------------------

Revenues from the call center are recognized on a straight line basis over the term of the contract.

Revenues are recorded at the time of installation for hardware sales, and at contract inception for sales of programming.

Advertising and marketing costs
-------------------------------

Advertising and marketing costs are expensed as incurred.

Foreign currency translation
----------------------------

The assets and liabilities of the Company's foreign subsidiary, Westcoast Wireless, are translated into US dollars at fiscal period end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal period. The resulting translation adjustments are recorded as a separate component of shareholders' equity.

Monetary assets and liabilities of the Company denominated in a foreign currency are translated at period end exchange rates. Other balances are recorded at rates in effect on the dates of the transaction. Exchange gains and losses arising are reflected in net income for the period.

Use of estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Actual results may differ from those estimates.

Financial instruments
---------------------

The carrying values of the Company's financial instruments approximate fair values, except as otherwise disclosed in the financial statements.

Loss per share
--------------

The Company has adopted SFAS128, 'Earnings per share' in the current year on a retroactive basis. There is no impact on previously reported loss per share amounts.

Recent accounting pronouncements
--------------------------------

The Financial Accounting Standards Board has issued SFAS130, 'Reporting comprehensive income', SFAS131, 'Disclosures about segments of an enterprise and related information', SFAS132 'Employers' Disclosures about pensions and other post-retirement benefits' and SFAS133 'Accounting for derivative instruments and hedging activities'. SFAS130, SFAS131 and SFAS132 are effective for financial statements for fiscal years beginning after December 15, 1997. SFAS133 is effective for financial statements for fiscal years beginning after June 15, 1999.

SFAS130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SFAS131, SFAS132 and SFAS133 currently have no impact on the Company.

3. DISCONTINUED OPERATION

In November 1997, a decision was made by the Canadian Federal Court of Appeal of, ruling that sale of US satellite and programming services in Canada was not permitted. Following a period of trading in Canadian satellite and programming services the management of Westcoast Wireless decided to withdraw completely from the home satellite business in late fiscal 1998. The home satellite business includes all operations of Westcoast Wireless.

This subsidiary company has been accounted for as a discontinued operation,  and
accordingly,   its  operations   have  been   segregated  in  the   accompanying
consolidated statements of operations.

Revenues of the discontinued company for the period ending January 31, 1999 were Nil, (1998-$568,154) and for the year ended July 31, 1998 were $591,938 [1997 -
$1,617,528]. At January 31, 1999, net current liabilities of the discontinued operation were $ 73,168, (1998-$108,522) and at July 31, 1998 were $130,076
[1997 - $31,578] consisting principally of accounts payable and balances due to shareholder. Net non-current assets at January 31, 1999 were $Nil, (1998-$21,407) and at July 31, 1998 were $15,352 [1997 - $8,504].


4. RELATED PARTY TRANSACTIONS

All related party balances as disclosed in the balance sheet are non-interest bearing and without specific terms of repayment.

The affiliated companies are related to Global Media Corp. by virtue of control by officers of the Company. The fair values of the balances are not determinable since they have no fixed repayment terms.

The Company's consolidated statement of operations for the period ended January 31, 1999 and year ended July 31, 1998 includes the following related party transactions:

- wages and benefits expense of $Nil, July 31,1998 were $81,747 [1997 - $45,565], to a shareholder and spouse.

- income from recharge of wages of $Nil, July 31, 1998 were $Nil [1997 - $72,610], to a company related by virtue of control by an officer of the Company.

During the year ended July 31, 1998 the following capital asset additions were purchased from related parties:

- $32,909 [1997 - $nil] for call center development from shareholders of the Company.
-    $2,454  [1997 - $nil] for call  center  development  from an officer of the
     Company.
-    $5,709  [1997  - $nil]  for  office  equipment,  $4,171  [1997 - $nil]  for leasehold improvements and $12,170 [1997 - $nil] for call center development from a company controlled by an officer of the Company.

No related party transactions occurred during the period ending January 31, 1999 with the exception of:

     (i) A partial repayment of a shareholder loan, $ 71,065, which was used to repay a receivable owed to the Company by an affiliate owned by the same shareholder;

     (ii) Advances from affiliated companies for $ 154,104;

     (iii) Shareholder loans of $ 222,231.

5. INCOME TAXES

At July 31, 1998, the Company had a domestic net operating loss of $240,407 which will begin to expire in 2011, and foreign net operating loss carryforwards of $250,671 which will expire in 2005. Utilization of these carryforwards depends on the recognition of future taxable income.

For financial reporting purposes, a valuation allowance has been established for all deferred tax assets due to the uncertainty of realization. As a result of certain stock transactions, utilization of the Company's net operating loss carryforwards may be subject to certain limitations in the event that a change in ownership has occurred, as defined in Section 382 of the Internal Revenue Code of 1986, as amended.

Deferred tax assets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                       July 31,
                                                         1998
                                                           $
----------------------------------------------------------------------


Deferred tax assets:
   Net operating loss carryforwards                   196,094
   Tax vs. accounting value in fixed assets             5,431
   Unrealized foreign exchange loss                     4,155
----------------------------------------------------------------------

Total gross deferred tax assets                       205,680
Less valuation allowance                             (205,680)
Deferred tax liability                                     --
----------------------------------------------------------------------
Net deferred tax assets                                    --
======================================================================



6. CAPITAL ASSETS                                     Accumulated       Net Book
                                       Cost          Amortization         Value
                                         $                 $                $
--------------------------------------------------------------------------------

January 31, 1999
Office furniture and equipment        24,303           12,207            12,096
Computer equipment                    81,580           27,418            54,162
Leasehold improvements                 8,412            5,082             3,330
Call center infrastructure            92,312           27,525            64,787
Software                             156,753           21,985           134,768
--------------------------------------------------------------------------------
                                     363,360           94,217           269,143
================================================================================

July 31, 1998
Office furniture and equipment        18,859            4,842            14,018
Computer equipment                    70,107           13,117            56,990
Leasehold improvements                 8,594            4,905             3,689
Call center infrastructure            91,575           17,325            74,250
Software                              27,209            3,520            23,689
--------------------------------------------------------------------------------
                                     216,344           43,709           172,635
================================================================================

July 31, 1997
Office furniture and equipment         9,794            2,576             7,218
Computer equipment                     8,814            2,187             6,627
Leasehold improvements                 2,029              709             1,320
Software                               6,001              600             5,401
--------------------------------------------------------------------------------
                                      26,638            6,072            20,566
================================================================================


7. SHARE CAPITAL
                                        Period Ended           Year Ended
                                         January 31              July 31
                                         ----------              -------
                                           1999            1998          1997
                                             #              #             #
--------------------------------------------------------------------------------
Authorized
Common shares, par value $0.001 each     200,000,000   200,000,000   200,000,000

Issued
Common shares                             20,544,431    19,890,831    11,059,400
Unissued common shares                                          --     8,288,000
================================================================================


As at July 31, 1997, 8,000,000 shares issued in consideration for the shares in Westcoast Wireless and 288,000 of the shares issued for cash had not been issued; however, legal agreements for the issue of these shares were in place at July 31, 1997. The amounts were recorded as unissued share capital of $1 and $144,000 respectively as at July 31, 1997. All of these shares were issued in the year ended July 31, 1998.

Effective April 8, 1997 the Company adopted the 1997 Directors and Officers Stock Option Plan (the "Plan"). The Plan is administered by the Board of Directors who have sole discretion and authority to determine individuals eligible for awards under the Plan. The Plan provides for issuance of a total of 500,000 options, within a period of 10 years from the effective date. The conditions of exercise of each grant are determined individually by the Board at the time of the grant. During the current year, this plan was amended to increase the number of options from 500,000 to 1,000,000 shares.

During the first quarter 1,000,000 options at an exercise price of $0.50 per share were granted to various officers, directors and employees of the company.

At January 31, 1999, 653,300 options have been exercised.

8. SEGMENTED INFORMATION

The Company's business segment which derived revenue from the marketing of direct to home satellite hardware and programming services, has been presented as a discontinued operation in the current year [note 3].

The remaining segment of the business relates to call center services. The Global Media call center provides internet integrated call center services to US based clients from its location in Nanaimo, Canada. The Global Media call center commenced operations in September of 1997 and comprises all continuing operations of the Company. The call center is presently providing services to the Company by obtaining licensing contacts for the entertainment web site and fielding investor and shareholder inquiries relating to the Company and its operations.

9. COMMITMENTS AND CONTINGENCIES

Global Media entered into a commercial lease for office space effective October 1, 1997, and will pay a total of $52,939 per year until July 31, 2002.

10. NOTE PAYABLE

On November 5, 1998, the Company entered into a loan agreement with Rolling Oaks Enterprises, LLC allowing the Company to draw on a line of credit of up to $500,000, repayable within one year. The interest rate on the credit facility is 24% per annum, with an origination fee of 1% payable on the receipt of funds.

The loan is collateralized by a first charge on all available fixed assets of the Company, and 1,000,000 of common shares in the Company.

Two principal shareholders of the Company have advanced funds to the Company. The shareholder loans at January 31, 1999, have no fixed terms of repayment and therefore are classified as current liabilities in the balance sheet. However, the shareholders have indicated their intent to continue to support the operations of the Company.